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                                                                      EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                                                                       STATE OF
                                NAME                                   OWNERSHIP %   INCORPORATION
- ---------------------------------------------------------------------  -----------   -------------
Public Service Electric and Gas Company..............................      100          New Jersey

     The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.